UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐
☐		Preliminary Proxy Statement
☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐		Definitive Proxy Statement
☒		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12
AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

This supplement updates the Proxy Statement of American Realty Capital Global Trust II, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 29, 2016 to conform to prior public disclosure relating to the terms of vesting for Class B Units.

CHANGES TO THE PROXY STATEMENT

The following disclosure replaces the first paragraph under the heading “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS — Advisor” on page 20 of the Proxy Statement.

We entered into an advisory agreement with the Advisor (the “Advisory Agreement”), whereby the Advisor manages our day to day operations. In connection with the asset management services provided by the Advisor, we cause American Realty Capital Global II Operating Partnership, L.P. (the “OP”) to issue (subject to periodic approval by the Board of Directors) to the Advisor performance-based restricted partnership units of the OP designated as “Class B Units,” which are intended to be profit interests and will vest, and no longer be subject to forfeiture, at such time as any one of the following events occur: (1) the termination of the Advisory Agreement by an affirmative vote of a majority of the Company’s independent directors without cause; (2) a listing of our Common Stock on a national securities exchange; or (3) a transaction to which the Company, or the OP, shall be a party, as a result of which OP Units or Common Stock shall be exchanged for, or converted into, the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; provided that the Advisor pursuant to the Advisory Agreement is providing services to us immediately prior to the occurrence of an event of the type described herein. Any outstanding Class B Units will be forfeited immediately if the Advisory Agreement is terminated for any reason other than a termination without cause.

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY JUNE 30, 2016

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc. sent you proxy materials regarding the upcoming Annual Meeting of Stockholders that is scheduled for 2:00 pm eastern on June 30, 2016. Our records indicate that we have not yet received your vote. We urge you to vote as soon as possible in order to allow American Realty Capital Global Trust II, Inc. to obtain a sufficient number of votes to hold the meeting as scheduled.

If you have any questions or would like to vote, please call the number listed below:

1-855-928-4496

Your vote is important no matter how many shares you own. Please vote promptly so your vote can be received prior to the June 30, 2016 Annual Meeting of Stockholders.

American Realty Capital Global Trust II, Inc. has made it very easy for you to vote.

Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit www.proxyvote.com/GLOBAL and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote. Votes submitted via the internet must be completed prior to 11:59 p.m. on June 29, 2016.

Return the executed proxy card in the postage-paid envelope provided as soon as possible. Your vote must be received no later than June 29, 2016.

Call the phone number above Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call 1-800-690-6903. Have your proxy card with control number available. Follow the touch-tone prompts to vote. Votes submitted by phone must be completed prior to 11:59 p.m. on June 29, 2016.

THANK YOU FOR VOTING